Exhibit 99.1

Ocean Power Technologies Selected for Participation in $40 Million U.S. Navy Project for Autonomous Ocean Mapping

MONROE TOWNSHIP, N.J., Aug. 5, 2026 — Ocean Power Technologies, Inc. (“OPT” or the “Company”) (NYSE American: OPTT), a leader in maritime operational infrastructure and autonomous ocean systems, today announced that it has been selected as one of six potential awardees under a $40 million multiple-award, indefinite-delivery/indefinite-quantity (“IDIQ”) contract supporting the Naval Oceanographic Office (“NAVOCEANO”).

The firm-fixed-price contract will support high-resolution ocean-floor mapping services using long-endurance unmanned surface vehicles. Work will be performed across the Indian and Pacific Ocean basins based on NAVOCEANO mission requirements.

The contract has a two-year ordering period anticipated to begin in August 2026 and continue through July 2028. Under the multiple-award structure, individual task-orders will be competed among the contract holders. The $40 million represents the aggregate contract ceiling across all awardees.

“We believe this award is a strong validation of the work we have undertaken over the past year and beyond to demonstrate that commercially proven maritime technologies can be transitioned into operational capabilities for Department of War customers,” said Jason Weed, Senior Vice President, Commercial Sales at Ocean Power Technologies. “Our deployment history across both the WAM-V® and PowerBuoy® product lines provides a proven foundation for long-endurance ocean operations. This contract creates an important pathway for OPT to compete for task orders supporting critical ocean-mapping missions while continuing to advance our Robotics as a Service strategy.”

The award further expands OPT’s ability to support U.S. Government maritime programs and reflects the Company’s continued transition to a maritime technology provider with an integrated set of deployable platforms, data, operational support, and recurring services.

For more information about Ocean Power Technologies, visit www.OceanPowerTechnologies.com.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vessels (USVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s products, services and solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the Company’s ability to compete for and receive task orders under the NAVOCEANO IDIQ contract and successfully deploy its technologies and services in support of those task orders, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com